Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of the reference to us under the headings “Ongoing Arrangements To Make Portfolio Holdings Available” and “Independent Registered Public Accounting Firm” relating to RS Equity Dividend Fund in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
July 19, 2007